Registration No. 333-296658

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORANGEKLOUD TECHNOLOGY INC.

Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

70 Bendemeer Road
#04-04 Luzerne
Singapore 339940

(Address of Principal Executive Offices, Including Zip Code)

2025 Equity Incentive Plan (Revised and Updated on May 6, 2026)

(Full Title of the Plans)

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Road Central

Hong Kong SAR

Telephone: +852-3923-1111

Facsimile: +852-3923-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Orangekloud Technology Inc. is filing this post-effective amendment No. 1 (this “Amendment”) to its registration statement on Form S-8 (File No. 333-296658) (the “Original Registration Statement”) as an exhibits-only filing in order to correct inadvertent administrative errors in relation to Exhibit 99.1. A corrected version of Exhibit 99.1 is furnished herewith and replaces in its entirety the version previously furnished as Exhibit 99.1 to the Original Registration Statement. Accordingly, this Amendment consists only of the cover page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted. This Amendment speaks as of the original filing date of the Registration Statement, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Exhibits

4.1*	Third Amended and Restated Memorandum and Articles of Association of the Company passed on 16 September 2025

4.2*	Specimen certificate evidencing Class A Ordinary Shares

5.1*	Opinion of Harney Westwood & Riegels Singapore LLP

23.1*	Consent of Harney Westwood & Riegels Singapore LLP (included in Exhibit 5.1).

23.2*	Consent of Enrome LLP

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1	2025 Equity Incentive Plan (Revised and Updated on May 8, 2026)

107*	Filing Fee Table

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Orangekloud Technology Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, Republic of Singapore on July 16, 2026.

Orangekloud Technology Inc.

By:	/s/ Goh Kian Hwa
Goh Kian Hwa
Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints Goh Kian Hwa, acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities indicated and on July 16, 2026.

Name	Title	Date

/s/ Goh Kian Hwa	Chief Executive Officer,	July 16, 2026
Goh Kian Hwa	(Principal executive officer), Chairman of Board of Directors and Director

/s/ Toh Puay Yong	Chief Financial Officer	July 16, 2026
Toh Puay Yong	(Principal financial and accounting officer)

/s/ Lung Lay Hua	Director	July 16, 2026
Lung Lay Hua

/s/ Chu Eng Mian	Chief Operating Officer	July 16, 2026
Chu Eng Mian

/s/ Tan Kevin Patrick So	Chief Technology Officer	July 16, 2026
Tan Kevin Patrick So

/s/ Goh Song Han	Chief Innovation Officer	July 16, 2026
Goh Song Han

/s/ Kwong Choong Kuen	Director	July 16, 2026
Kwong Choong Kuen

/s/ Loh Long Hsiang	Director	July 16, 2026
Loh Long Hsiang

/s/ Lai Chiun Shen	Director	July 16, 2026
Lai Chiun Shen

Authorized U.S. Representative

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Orangekloud Technology Inc., has signed this Amendment in New York, on July 16, 2026.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.